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                           ARTICLES OF INCORPORATION          EXHIBIT 3.39(A)

                                      OF

                           PREMIUM PROCESSING, INC.

                                      I.

        The name of this corporation shall be Premium Processing, Inc.

                                      II.

        The period of duration for which this corporation shall exist shall be perpetual.

                                     III.

        The purposes for which this corporation is organized are as follows: To establish, erect, construct, purchase, lease or otherwise acquire, and to hold, use, equip, maintain, own and/or operate a coal handling, shipping, processing, loading and/or mining business and/or any other establishments of like kind and description; to engage in all activities, to render all services, and to buy, sell, use, handle and deal in all supplies, apparatus, equipment, accessories, materials, products and merchandise, incidental or related thereto and for use therein; to employ persons as necessary and collect compensation for services rendered; to do any or all things incidental, necessary, suitable, convenient or proper for the accomplishment of all the purposes, objects, powers and business of the Corporation; and to do or transact any or all lawful business for which Corporations may be incorporated under the laws of the state of West Virginia.

                                      IV.

        The address of the principal office of the Corporation is:


            P.O. Box 1104
            Princeton, WV 24740

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     The name and address of the person to whom shall be sent notice of process served upon is:

          Timothy D. Boggess
          1617 North Walker Street
          Princeton, WV 24740

     The number of Directors constituting the initial Board of Directors shall be two (2) in number and their names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

          Timothy D. Boggess
          1617 North Walker Street
          Princeton, WV 24740

          Gina D. Boggess
          P.O. Box 5014
          Princeton, WV 24740

                                      VI.

     The name and address of the incorporator of this Corporation is as follows:

          Timothy D. Boggess
          c/o WILLS & SADLER
          1617 North Walker Street
          Princeton, WV 24740

                                      VII.

     The amount of total authorized capital stock of said corporation shall be $1,000.00

     The Corporation shall have only one class of common stock. The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

Class and Series         Number of Shares         Par Value

Common                        100                 $10.00

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                                     VIII.

     Further provisions for the regulation of the internal affairs of the Corporation are contained in the Bylaws of the Corporation.

     I, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make these Articles of Incorporation, and I have accordingly hereto set forth this the 10 day of May, 1996.


                                        /s/ Timothy D. Boggess
                                        -----------------------------------
                                        Timothy D. Boggess

STATE OF WEST VIRGINIA
COUNTY OF MERCER, TO WIT:

     I, the undersigned, a Notary Public within and for the County and State aforesaid, do hereby certify that TIMOTHY D. BOGGESS, whose name is signed to the foregoing writing, has this day personally appeared before me and acknowledged the same in my said County and State.

     Given under my hand this 10 day of May, 1996.

     My commission expires: January 9, 2002.


                                        /s/ Eileen M. Thorne
                                        -----------------------------------
                                        NOTARY PUBLIC

(SEAL)

These Articles of Incorporation
Were Prepared by:

William J. Sadler, Esquire
WILLS & SADLER
1617 North Walker Street
Princeton, WV 24740

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